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                                                                    EXHIBIT 10.7

                                   ALLONGE TO
                              DEED OF TRUST NOTE OF
                            ARV CHANDLER VILLAS, L.P.
                                       TO
                           RED MORTGAGE CAPITAL, INC.
                 IN THE ORIGINAL PRINCIPAL SUM OF $5,782,900.00
                             DATED JANUARY 29, 2001

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         1. Except as provided in Paragraphs 2, and 3 below, Maker may not prepay any sums due under the Mortgage Note (the "Note") prior to March 1, 2006. Commencing on March 1, 2006, upon thirty (30) days advance written notice to the Holder, Maker may prepay the indebtedness evidenced by this Note, in whole or in an amount equal to one or more monthly payments of principal next due, on the last day of any month, provided such prepayment is accompanied by the prepayment penalty (expressed as a percentage of the principal amount so prepaid) set forth below:

                      PREPAYMENT PERIODS              PREPAYMENT PENALTY
                      ------------------              ------------------

           March 1, 2006 through February 28, 2007             5%
           March 1, 2007 through February 29, 2008             4%
           March 1, 2008 through February 28, 2009             3%
           March 1, 2009 through February 28, 2010             2%
           March 1, 2010 through February 28, 2011             1%
           March 1, 2011 and thereafter                       None

         All such prepayments, including the principal sum and interest thereon to and including the date of such prepayment, shall be in immediately available Federal Funds.

         2. Notwithstanding any prepayment prohibition imposed and/or penalty required by this Allonge #1 with respect to voluntary prepayments made prior to March 1, 2010, the indebtedness may be prepaid in whole or in part on the last or first day of any calendar month without the consent of the holder and without prepayment premium if the Commissioner determines that prepayment will avoid a mortgage insurance claim and is therefore in the best interest of the Federal Government.

         3. The provisions of Paragraph 1 of this Allonge #1 shall not apply and no prepayment premium shall be collected by the holder with respect to any prepayment which is made by or on behalf of Maker from insurance proceeds as a result of damage to the property or condemnation awards which may, at the option of the holder, be applied to reduce the indebtedness evidenced by the Note pursuant to the terms of the Mortgage given of even date to secure the indebtedness evidenced by the Note.

         4. A reduction in the principal amount of the Note required by the Commissioner at the time of Initial/Final Endorsement by the Commissioner as a result of the Commissioner's cost certification requirements shall not be construed as a prepayment hereunder. If a reduction is required by the Commissioner as aforesaid, or if any prepayment from any source (to the extent permitted herein) is made, the remaining payments due on the Note may, with the approval of the holder and the Commissioner, be recast such that the required monthly payments of principal and interest shall be in equal amounts sufficient to amortize the Note over the then remaining term thereof.

         5. In the event that any installment or part of any installment due hereunder becomes delinquent for more than fifteen (15) days, there shall be due, at the option of the holder, in addition to other sums dues hereunder, a sum equal to two percent (2%) of the amount of such installment or principal and interest so delinquent. Whenever under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

         6. Notwithstanding any other provision contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Note shall look solely to the property described in the Deed of Trust and to the rents, issues and profits thereof in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as may be necessary

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to foreclose and bar its interest in the property and all other property mortgaged, pledged, conveyed or assigned to secure payment of this Note except as set out in the Deed of Trust of even date given to secure this indebtedness.




                      ARV CHANDLER VILLAS, L.P.
                      a California limited partnership

                      By:     American Retirement Villas Properties III, L.P.
                              a California limited partnership, General Partner

                              By:      ARV Assisted Living, Inc.
                                       a Delaware corporation, General Partner


                                       By:
                                                -------------------------------
                                                Douglas Armstrong
                                                Vice President



                                 END OF ALLONGE